UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 27, 2008
Date of Report (Date of earliest event reported)
PORTOLA PACKAGING, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-95318	94-1582719

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
951 Douglas Road
Batavia, IL 60510
(Address of principal executive offices, including zip code)
(630)406-8440
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     The information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Financing Agreements (as such term is defined below) is incorporated into this Item 1.01 by reference.

Item 1.03.	BANKRUPTCY OR RECEIVERSHIP.
     On August 27, 2008, Portola Packaging, Inc. (the “Company”) and certain of the Company’s domestic subsidiaries (collectively, the “Debtors”), filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking reorganization relief under the provisions of chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) (Proposed Lead Case No. 08-12001) (collectively, the “Cases”). The Debtors continue to operate their business as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. On August 27, 2008, the Company issued a press release (the “Press Release”) announcing the bankruptcy filing. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     In connection with the Cases, the Debtors have arranged debtor-in-possession financing (the “DIP Financing”). The DIP Financing is provide through two agreements: (i) up to a $50.0 million secured super-priority debtor-in-possession credit agreement (the “GECC DIP Credit Agreement”) among the Company, General Electric Capital Corporation (“GECC”), as administrative agent and collateral agent, the lenders party thereto, and GE Capital Markets Group, Inc. as Syndication Agent; and (ii) a $79.0 million less the amount borrowed under (i) second-lien debtor-in-possession credit agreement (the “Wayzata DIP Credit Agreement,” and together with the GECC DIP Credit Agreement, the “DIP Credit Agreements”) among the Company, Wayzata Investment Partners LLC (“Wayzata”) as administrative agent and collateral agent, and the lenders party thereto. Copies of the GECC DIP Credit Agreement and the Wayzata DIP Credit Agreement are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.
     The DIP Financing provides for a total of approximately $79 million in term loans. The proceeds of the loans and other financial accommodations incurred under the DIP Credit Agreements will be used to refinance outstanding obligations under the existing pre-petition credit agreements with GECC and Wayzata, fund post-petition operations of the Company and its subsidiaries, pay certain transactional expenses and fees incurred by the Company and support the Debtors’ working capital needs and general corporate purposes as described in the DIP Credit Agreements.
     The loan under the Wayzata DIP Credit Agreement will bear interest at a fixed rate of 12.0%. The GECC DIP Credit Agreement carries a variable rate of 2.50% per annum plus a floating rate equal to the higher of (i) the rate publicly quoted from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate plus 50 basis points per annum.
     Obligations under the GECC DIP Credit Agreement are secured by (i) first priority priming liens on essentially all of the assets of the Company and certain of the Company’s subsidiaries (all of which are Debtors), as guarantors, including a pledge of all of the equity interests of each of the Company’s domestic subsidiaries and certain of its foreign subsidiaries (the “Collateral”), and (ii) a superpriority administrative claim in each of the Cases. In addition, the GECC DIP Credit Agreement obligates the Debtors to pay certain fees to the agents and lenders thereunder, as described in the GECC DIP Credit Agreement.
     Obligations under the Wayzata DIP Credit Agreement are secured by (i) second priority priming liens on the Collateral, and (ii) a superpriority administrative claim in each of the Cases. In addition, the Wayzata DIP Credit Agreement obligates the Debtors to pay certain fees to the agents and lenders thereunder, as described in the Wayzata DIP Credit Agreement.
     As adequate protection against any diminution in the value of the Collateral arising from, among other things, the Debtors’ use of the Collateral, the Debtors propose to provide the lenders under the DIP Credit Agreements with adequate protection liens.
     The DIP Credit Agreements contain various representations, warranties and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants.
     The Debtors’ obligations under the DIP Credit Agreements may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties or covenants made in the DIP Credit Agreements or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code.
     The DIP Credit Agreements mature on the earlier of (i) the effective date of a chapter 11 plan of reorganization confirmed in the Cases by the Bankruptcy Court, (ii) the 67th day after filing the chapter 11 bankruptcy cases, or (iii) termination as the result of an Event of Default under the DIP Credit Agreements.
     The foregoing summary of the DIP Credit Agreements is a summary only and is qualified, in all respects, by the provisions of the DIP Credit Agreements.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF REGISTRANT.
     This information provided pursuant to Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreements is incorporated into this Item 2.03 by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits
Exhibit No. Description
Exhibit 10.1 Fifth Amended and Restated Senior Post-Petition Credit Agreement by and among Portola Packaging, Inc., as debtor and debtor-in-possession, as Borrower, General Electric Capital Corporation, as Administrative Agent and Collateral Agent, the Lenders from time to time party hereto, as Lenders and GE Capital Markets Group, Inc., as Syndication Agent
Exhibit 10.2 Amended and Restated Post-Petition Credit Agreement by and among Portola Packaging, Inc., as debtor and debtor-in-possession, as Borrower, Wayzata Investment Partners LLC, as Administrative Agent and Collateral Agent, and the Lenders from time to time party hereto, as Lenders
Exhibit 99.1 Press Release dated August 29, 2008.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Portola Packaging, Inc.
Dated: September 3, 2008	By: Kim Wehrenberg

/s/ Kim Wehrenberg
Kim Wehrenberg General Counsel and Secretary